Exhibit (a)(5)(J)

CENTERPULSE
  Implanting trust                                 Centerpulse Ltd
                                                   Andreasstrasse 15
                                                   CH-8050 Zurich

                                                   Tel 41 (0) 1 306 96 96
                                                   Fax 41 (0) 1 306 96 97
                                                   www.centerpulse.com
                                                   -------------------
MEDIA RELEASE
August 20, 2003
1/1


CENTERPULSE ANNOUNCES SEC INFORMAL INQUIRY

Zurich, August 20, 2003 - Centerpulse USA Inc. received a letter from the staff of the United States Securities and Exchange Commission as part of an informal inquiry.

The company has provided information and data as requested.

The letter also states that the informal inquiry should not be taken as an indication that the company or any person has violated the law.


SAFE HARBOR STATEMENTS UNDER THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This release may contain forward-looking statements including, but not limited to, projections of future performance and regulatory approvals, subject to risks and uncertainties. These statements are subject to change based on known risks detailed from time to time in the Company's Securities and Exchange Commission filings and other known and unknown risks and various other factors, which could cause the actual results or performance to differ materially from the statements made herein.

Media Inquiries:
Centerpulse Corporate Communications
Beatrice Tschanz
Mobile + 41 (0)79 407 08 78
Phone  +41 (0)1 306 96 46
Fax +41 (0)1 306 96 51
E-mail: press-relations@centerpulse.com

Investor Relations:
Suha Demokan                                 Marc Ostermann
Phone  +41(0)1 306 98 25                     Phone +41 (0)1 306 98 24
Fax +41(0)1 306 98 31                        Mobile +41 (0)79 787 92 84
Mobile +41 (0)79 430 81 46                   E-mail: investor-relations@centerpulse.com
E-mail: investor-relations@centerpulse.com

For bidding process:
Brunswick                                    Steve Lipin
Simon Holberton                              Office: +1 212 333 38 10
Office: +44 20 7404 59 59                    Mobile: +1 917 853 08 48
Mobile: +44 7974 98 2347


(Swiss Stock Market symbol: CEPN, New York Stock Exchange symbol: CEP)

Centerpulse news releases are available on the internet at: www.centerpulse.com.